Exhibit 10.29

MCMORAN EXPLORATION CO.
2004 DIRECTOR COMPENSATION PLAN

1.  Purpose of the Plan.

The purpose of the McMoRan Exploration Co. 2004 Director Compensation Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain directors of experience and ability, and to encourage the highest level of director performance by providing directors with (i) a proprietary interest in the Company’s financial success and growth through the annual grants of Options to purchase the Company's Common Stock and the ability to elect to receive compensation in shares of Common Stock and (ii) the ability to defer compensation. In recognition of their continued service to the Company and the Board, the Plan also provides for the issuance of Options to each of the Advisory Directors to replace options that have or will be terminated as a result of their resignations from the Board.

2.  Definitions.

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1  “Advisory Director” means a person designated as such by the Board.

2.2  “Board” means the Board of Directors of the Company.

2.3  “Cash Compensation” means the annual cash retainer paid to an Eligible Director and any meeting fees, but does not include any expense reimbursement paid to an Eligible Director.

2.4  “Change of Control” means the earliest of the following events: (i) any person or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire beneficial ownership of more than 25% of all classes and series of the Company’s outstanding stock (exclusive of stock held in the Company’s treasury or by the Company’s Subsidiaries), taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer, purchase or other acquisition or series of purchases or other acquisitions, or any combination of those transactions (a “25% Stock Acquisition”); provided, however, that any 25% Stock Acquisition shall not constitute a Change in Control if all of the acquiring persons enter into a standstill agreement with the Company in a form approved by the Board and a majority of the members of the Board at the time of such approval were also members of the Board immediately prior to the 25% Stock Acquisition, or (ii) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a “Transaction”), such that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation that shall thereafter be in control of the companies that were parties to or otherwise involved in such Transaction or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction.

2.5  “Committee” means the Corporate Personnel Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

2.6  “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.7  “Company” means McMoRan Exploration Co., a Delaware corporation.

2.8  “Director” means each member of the Board who is not employed by the Company or any of its subsidiaries.

2.9  “Disability” shall occur if (a) a physical or mental illness renders the Participant incapable of satisfactorily discharging his or her duties and responsibilities as a Director for a period of 90 consecutive days, and (b) a duly qualified physician chosen by the Company and reasonably acceptable to the Participant or his or her legal representative certifies in writing that the Participant has become disabled.

2.10  “Effective Date” means the date this Plan is approved by the Company’s stockholders.

2.11  “Eligible Director” means each Director and Advisory Director, and includes, for purposes of Section 6.6 hereof only, former Directors and Advisory Directors who continue to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement.

2.12  “Fair Market Value.” Except as provided below in connection with a cashless exercise through a broker, for any purpose relevant under the Plan, the fair market value of a share of Common Stock or any other security shall be the closing per share or security sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the date in question or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred. If on the date in question the shares of Common Stock or other securities in question are not listed on such Composite Tape, the fair market value shall be the closing sale price on the New York Stock Exchange on such date or, if no sales occurred on such date, on the last previous day on which a sale on the New York Stock Exchange is reported. In the context of a cashless exercise through a broker, the fair market value shall be the price at which the shares of Common Stock are actually sold.

2.13  “Grant Date” means June 1st of each year throughout the term of this Plan, provided shares of Common Stock remain available for issuance hereunder.

2.14  “Option” means a stock option granted under the terms of the Plan that does not satisfy the requirements of Section 422 of the Code.

2.15  “Option Notice” means any written or electronic notice of grant, evidencing any Option.

2.16  “Participant” means any individual granted an Option under this Plan.

2.17  “Plan” means the McMoRan Exploration Co. 2004 Director Compensation Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

3.  Shares of Common Stock Subject to the Plan.

3.1  Subject to the adjustment provisions of Section 10, the aggregate number of shares of Common Stock that may be issued pursuant to the terms of the Plan shall be 175,000. Shares issued or delivered upon the exercise of Options may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

3.2  To the extent any shares of Common Stock subject to an Option are not issued because the Option is forfeited or cancelled, such shares shall again be available for grant pursuant to Options granted under the Plan. If the exercise price of any Option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

4.  Administration of the Plan.

4.1  The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.

4.2  All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

4.3  The Committee does not have the authority to make discretionary grants of Options under the Plan. Grants may be made only as provided in Section 5 hereof.

5.  Grant of Options.

5.1  Beginning at such time as shares of Common Stock are not available for grant under the Company’s 1998 Stock Option Plan for Non-Employee Directors (the "1998 Plan"), on

each Grant Date, each Eligible Director who is not granted options under the 1998 Plan on that date will be automatically granted an Option to acquire 3,500 shares of Common Stock.

5.2  While the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, upon any person’s initial election or appointment as an Eligible Director, otherwise than at an annual meeting of stockholders, such person shall be granted an Option as follows:

(a)  If less than six full calendar months have elapsed since the most recent Grant Date, then the Eligible Director shall receive an Option to acquire 3,500 shares of Common Stock; or

(b)  If six or more full calendar months have elapsed since the most recent Grant Date, then the Eligible Director shall receive an Option to acquire 1,750 shares of Common Stock.

5.3  On February 9, 2004, two Directors resigned from the Board and were named Advisory Directors. All outstanding incentive awards previously granted to such directors under the Company’s 1998 Stock Option Plan for Non-Employee Directors were or will be terminated under the terms of that plan as a result of such individuals’ resignations from the Board. Accordingly, on May 9, 2004, the following Advisory Directors will receive a one-time grant of Options, as described below, to replace the previously granted awards that have or will terminate.

(a)  Gabrielle K. McDonald shall receive Options to acquire 7,592 shares of Common Stock, which Options shall have the specific terms described on Annex A hereto.

(b)  Morrison C. Bethea shall receive Options to acquire 6,500 shares of Common Stock, which Options shall have the specific terms described on Annex A hereto.

6.  Terms and Conditions of Options.

6.1  Unless exercisability is accelerated as provided in Section 11.1 hereof and except for the grants described in Section 5.3 hereof, the Options shall become exercisable in one-quarter increments on the first, second, third and fourth anniversaries of the applicable Grant Date.

6.2  Unless terminated earlier as provided in Sections 5.3, 6.6 or 11.2, the Options shall expire ten years following the applicable Grant Date.

6.3  Except for the grants described in Section 5.3, the exercise price of the Options granted to Eligible Directors shall be equal to the Fair Market Value, as defined herein, of a share of Common Stock on the applicable Grant Date.

6.4  Options must be exercised by delivering written notice to the Company or any person or entity designated by the Company on forms approved by the Company and payment of the purchase price thereof in full. Any such exercise shall be effective upon receipt by the Company or its designee of such notice and such payment. Unless the Committee shall determine otherwise in any particular case, such payment may be made by (a) cash, (b) cash equivalent (which may be the personal check of the exercising holder of the Option), (c) by tendering shares of Common Stock, either by actual delivery or by attestation, that are owned by such holder and that have been held by the Participant or eligible transferee for at least six months, or (d) instructing a broker approved by the Company to sell shares of Common Stock acquired upon the exercise of the option and to remit to the Company a sufficient portion of the cash proceeds to pay the exercise price; or (e) a combination thereof, in each case having an aggregate Fair Market Value equal to the aggregate exercise price of the portion of the Option being exercised.

6.5  Any provision of this Plan or any Option Notice to the contrary notwithstanding, the Committee may cause any Option granted hereunder to be canceled in consideration of a cash payment or alternative Option made to the holder of such canceled Option equal in value to such canceled Option. Notwithstanding the foregoing, except for adjustments permitted under Sections 10 and 11.2 hereof, no action by the Committee shall cause a reduction in the exercise price of Options granted under the Plan without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

6.6  (a)For purposes of this Section 6.6, if a Participant continues to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement, the Participant will not "cease to be an Eligible Director" until such time as the Participant no longer provides such services.

(b)  If a Participant ceases to be an Eligible Director for any reason other than death, Disability or retirement from the Board, all of the Options granted to such Participant while serving as an Eligible Director shall be terminated except that any Options, to the extent then exercisable, may be exercised by the holder thereof within three months after such Participant ceases to be an Eligible Director, but not later than the termination date of the Option.

(c)  If a Participant ceases to be an Eligible Director by reason of the Participant’s Disability or retirement from the Board, all of the Options granted to such Participant while serving as an Eligible Director shall be terminated except that any Options, to the extent then exercisable or exercisable within one year thereafter, may be exercised by the holder thereof within three years after such Participant ceases to be an Eligible Director, but not later than the termination date of the Option.

(d)  If a Participant dies while serving as an Eligible Director, all Options granted to such Participant shall be terminated, except that any Options, to the extent exercisable by the holder thereof at the time of such death or exercisable within one year thereafter, may be exercised until the third anniversary of the date of such death, but not later than the termination date of the Option, by the holder thereof, the Participant’s estate, or the person designated in the Participant’s last will and testament, as appropriate.

(e)  If a Participant dies after ceasing to be an Eligible Director, all of the Options granted to such Participant shall be terminated, except that any Options, to the extent still outstanding and exercisable by the holder thereof at the time of such death, may be exercised until the third anniversary of the date the Participant ceased to be an Eligible Director, but not later than the termination date of the Option, by the holder thereof, the Participant’s estate, or the person designated in the Participant’s last will and testament, as appropriate.

7.  Election to Have Annual Retainer Paid in Common Stock.

7.1  Each Eligible Director may make a stock purchase election on a form approved by the Committee (the “Stock Purchase Election Form”) directing that up to one hundred percent of his or her annual retainer, in twenty-five percent increments, be allocated to the purchase of Common Stock on his or her behalf.

7.2  A stock purchase election will be effective on the first date that the portion of the annual retainer subject to the election is paid that is at least five business days after the date the Stock Purchase Election Form is filed with the Company’s Human Resources Department in the manner required by the Company. Stock purchase elections may be revoked or modified effective on the first date that the portion of the annual retainer is paid that is at least five business days following the date the revocation or modified election is filed with the Company in the manner required by the Company.

7.3  If an Eligible Director has timely submitted a satisfactory Stock Purchase Election Form, the Eligible Director shall be issued that number of whole shares of Common Stock, rounded down if necessary, equal to the amount of the Director's retainer to be allocated to the purchase of Common Stock on that date divided by the Fair Market Value of a share of Common Stock as of the trading date immediately preceding the issue date.

8.  Deferral of Cash Compensation.

8.1  Each Eligible Director may elect to defer his or her Cash Compensation that is not used to purchase Common Stock pursuant to Section 7 hereof, in twenty-five percent increments, to a deferred compensation account (a “Deferred Compensation Account”) established for the Eligible Director’s benefit. An election to defer Cash Compensation hereunder shall be made by means of a form approved by the Company (the “Deferral Election Form”) and shall be effective only with respect to Cash Compensation earned on or after January 1st of the fiscal year following the receipt of the Deferral Election Form by the Company’s Human Resources Department.

8.2  An Eligible Director may revoke or modify an election made pursuant to Section 8.1 with respect to deferrals of Cash Compensation to be earned in the future and such revocation or modification shall take effect on the first day of the fiscal quarter that is more than twelve months after receipt of the written revocation or modification by the Committee and subject to such other rules as may be established by the Committee.

9.  Deferred Compensation Accounts.

9.1  A Deferred Compensation Account shall be established for each Eligible Director who executes a Deferral Election Form.

9.2  An Eligible Director’s Deferred Compensation Account shall be credited with that portion of the Eligible Director’s Cash Compensation that the Eligible Director has elected to defer to his or her Deferred Compensation Account pursuant to Section 8.1 as of the date such Compensation would otherwise have been paid to the Eligible Director.

9.3  All amounts in an Eligible Director’s Deferred Compensation Account shall accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JPMorgan Chase Bank (compounded quarterly) or by another major national bank headquartered in New York, New York and designated by the Committee.

9.4  Amounts credited to an Eligible Director's Deferred Compensation Account shall be distributed in either a single lump sum or annual installments (not to exceed ten), as designated by the Eligible Director in his or her applicable Deferral Election Form. Distribution of a Deferred Compensation Account shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) as follows: (i) as soon as administratively possible following the date the Eligible Director ceases to be an Eligible Director, or (ii) on such other date as may be specified by the Eligible Director in his or her Deferral Election Form, provided such date is at least two years after the date the Deferral Election Form is received by the Committee. Notwithstanding an Eligible Director’s election pursuant to his or her applicable Deferral Election Form, a distribution of all amounts remaining unpaid in the Deferred Compensation Account shall be made as soon as administratively possible after the tenth anniversary of the date the Eligible Director ceases to be an Eligible Director. If an Eligible Director elects to have his or her Deferred Compensation Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Eligible Director's Deferred Compensation Account, the numerator of which is one and denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value (including income credited pursuant to Section 10.3) on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

9.5  In the event of the death of an Eligible Director prior to the distribution of his or her Deferred Compensation Account in full, the value of such Deferred Compensation Account shall be determined as of the date of death and such amount shall be distributed in a single lump sum payment to the Eligible Director's estate or designated beneficiary as soon as administratively feasible thereafter.

9.6  At least once per year, each Eligible Director who has executed a Deferral Election Form shall be provided with a statement of his or her Deferred Compensation Account.

9.7  The right of any Eligible Director to receive a distribution under the provisions of this Section 9 shall constitute an unsecured claim against the general assets of the Company.

10.  Adjustment Provisions.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan, and the number of shares subject to outstanding

Options and stock purchase elections, shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

11.  Change of Control.

11.1  Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Options granted pursuant to this Plan shall automatically become fully vested and exercisable.

11.2  No later than 30 days after a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any Participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual Participants and which may vary among Options held by any individual Participant:

(a)  require that all outstanding Options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,

(b)  make such equitable adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(c)  provide for mandatory conversion or exchange of some or all of the outstanding Options held by some or all Participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option, as defined and calculated below, over the per share exercise price of such Options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(d)  provide that thereafter, upon any exercise of an Option that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Option.

11.3  For the purposes of any conversions or exchanges under paragraph (c) of Section 11.2, the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(a)  the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

(b)  the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

(c)  in all other events, the Fair Market Value of a share of Common Stock, as determined by the Committee as of the date determined by the Committee to be the date of conversion or exchange.

11.4  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 11 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.  General Provisions.

12.1  Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue as an Eligible Director or affect the right of the Board to remove any Eligible Director.

12.2  No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met to the Company’s satisfaction. As a condition precedent to the issuance of shares pursuant to an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

12.3  No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

12.4  No Options granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Option Notice or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Option Notice or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Options, or levy of attachment or similar process upon Options not specifically permitted herein, shall be null and void and without effect. The designation of a designated beneficiary shall not be a violation of this Section 12.4.

12.5  Each Option shall be evidenced by an Option Notice.

13.  Amendment, Discontinuance or Termination of the Plan.

13.1  The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(a)  without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of awards available under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method for determining the exercise price of an Option, or (vii) amend Section 6.5 to permit a reduction in the exercise price of Options; or

(b)  materially impair, without the consent of the recipient, an Option previously granted.

13.2  Term of the Plan. Subject to Section 13.1, no Options may be granted under the Plan later than May 6, 2014, which is ten years after the Effective Date of the Plan; provided, however, that Options granted prior to such date shall remain in effect until all such Options have either been satisfied, expired or canceled under the terms of the Plan.

ANNEX A to 2004 Director Compensation Plan

Special Awards to be Granted May 9, 2004

Gabrielle K. McDonald, Advisory Director, shall receive the following Options:

Number of Options	Exercise Price	Vesting Schedule	Termination Date*
364 options	$12.0954	May 9, 2004	May 1, 2005
364 options	$22.1411	May 9, 2004	May 1, 2006
364 options	$17.6902	May 9, 2004	May 1, 2007
1,000 options	$15.7813	75% on May 9, 2004, 25% on June 1, 2004	June 1, 2010
1,000 options	$13.075	50% on May 9, 2004, 25% on June 1, 2004, and on the next anniversary thereof	June 1, 2011
1,000 options	$ 4.275	25% on May 9, 2004, 25% on June 1, 2004, and on each of the next two anniversaries thereof	June 1, 2012
3,500 options	$12.71	25% on June 1, 2004, and on each of the next three anniversaries thereof	June 1, 2013

Morrison C. Bethea, Advisory Director, shall receive the following Options:

Number of Options	Exercise Price	Vesting Schedule	Termination Date*
1,000 options	$15.7813	75% on May 9, 2004, 25% on June 1, 2004	June 1, 2010
1,000 options	$13.075	50% on May 9, 2004, 25% on June 1, 2004, and on the next anniversary thereof	June 1, 2011
1,000 options	$ 4.275	25% on May 9, 2004, 25% on June 1, 2004, and on each of the next two anniversaries thereof	June 1, 2012
3,500 options	$12.71	25% on June 1, 2004, and on each of the next three anniversaries thereof	June 1, 2013
_______________
*Unless terminated earlier pursuant to the terms of the Plan.